Exhibit 10.10



                       FIRST AMENDMENT TO
                    FLEMING COMPANIES, INC.
                   SUPPLEMENTAL INCOME TRUST


          This First Amendment to Fleming Companies, Inc.
Supplemental Income Trust dated as of this 25th day of February, 1997 (the "Amendment"), by and among Fleming Companies, Inc., an
Oklahoma corporation (the "Company"), and BANCOKLAHOMA TRUST
COMPANY, an Oklahoma corporation (the "Trustee").

                      W I T N E S S E T H:

          WHEREAS, the Company and the Trustee entered into that certain Fleming Companies, Inc. Supplemental Income Trust dated as of March 16, 1995 (the "Trust Agreement").

          WHEREAS, the Company and the Trustee desire to amend the Trust Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Company and the Trustee hereby amend the Trust Agreement as follows:

          1.   The Amendments.

               (a)  Exhibit "A".  Exhibit "A" to the Trust
Agreement is hereby amended by adding the following:

          "5.  The Supplemental Retirement Income
          Agreement by and between William J. Dowd and the Company, dated as of February 25, 1997."

               (b)  Section 1(f).  Section 1(f) of the Trust
Agreement is hereby amended to read in its entirety as follows:

          "(f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than sixty (60) days following the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay the Participants or their beneficiaries the benefits to which the Participants or their beneficiaries would be entitled pursuant to the terms of the Amended and Restated Supplemental Retirement Income Plan of Fleming Companies, Inc. and Its subsidiaries (the "Supplemental Plan") and the Supplemental Retirement Income Agreement between the Company and William J. Dowd dated as of February 25, 1997 (the "Dowd
          Agreement") as of the date on which the
          Change of Control occurred assuming the
          Participants have each been terminated other than for "cause" (as such term is defined in the Supplemental Plan and in the Dowd
          Agreement), death or disability or the
          Participants terminate their employment for
          "good reason" as such term is defined in the Supplemental Plan and in the Dowd Agreement."

          2. The Agreement. The term "Agreement", as used in the Trust Agreement and in this Amendment shall hereafter mean the Trust Agreement as amended by this Amendment. The Trust Agreement, as amended hereby, shall continue in full force and effect in accordance with the terms thereof.

          3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma.

          4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first above written.


                              FLEMING COMPANIES, INC., an Oklahoma
                              corporation


                                 LARRY A. WAGNER
                              By Larry A. Wagner
                                 Senior Vice President -
                                 Associate Support


                              BANCOKLAHOMA TRUST COMPANY


                                 ELLEN D. FLEMING
                              By Ellen D. Fleming
                                 Senior Vice President &
                                 Senior Trust Officer